Exhibit 99.2

May 7, 2008	FOR IMMEDIATE RELEASE

For more information, contact:
First Place Financial Corp.	Camco Financial Corporation
Steven R. Lewis, President & CEO David W. Gifford, CFO 330-373-1221	Richard C. Baylor, President & CEO Eric S. Nadeau, Senior Vice President & CFO 740-435-2020

First Place Financial Corp. to Acquire Camco Financial Corporation

WARREN, Ohio and CAMBRIDGE, Ohio — First Place Financial Corp. (Nasdaq: FPFC), the holding company for First Place Bank headquartered in Warren, Ohio, and Camco Financial Corporation (Nasdaq: CAFI), the holding company for Advantage Bank headquartered in Cambridge, Ohio, today announced that they have reached a definitive agreement for First Place to acquire Camco in a combination cash and stock merger transaction valued at $97.2 million.

Under the terms of the agreement, which has been approved by the Boards of Directors of both companies, Camco shareholders will be entitled to receive either $13.58 in cash or 0.97 shares of First Place common stock for each share of Camco common stock, subject to election and allocation procedures which are intended to ensure that 26.5 percent of Camco shares will be exchanged for cash and 73.5 percent of Camco shares will be exchanged for First Place common stock. The value of the transaction and the value of the stock component may be higher or lower at the time of closing depending on the share price of First Place common stock. First Place common stock received by Camco shareholders is expected to qualify as a tax-free exchange.

Steven R. Lewis, President and Chief Executive Officer of First Place commented, “This strategic combination enables First Place to continue its evolution into a formidable state-wide competitor with retail operations in Cleveland, Columbus, Cincinnati, Dayton, and Youngstown in addition to a notable presence in southeast Michigan.” The combined organization would rank as the 9th largest depository financial institution headquartered in the state of Ohio with more than $4.4 billion in assets, 68 retail branches, 2 business financial service centers, and 20 loan production offices. Lewis added, “The Camco footprint complements our existing retail branch and loan production office network and accelerates our growth and diversification initiatives in Columbus, Cincinnati and Dayton MSAs. The current Advantage Bank operations will be managed as a separate region of First Place Bank so that a high level of local decision making is maintained.”

Richard C. Baylor, President and Chief Executive Officer of Camco, who has agreed to serve as Regional President for what will be First Place’s newly created Southern Ohio Region, commented, “We can not imagine a better partner than First Place. Our companies share very similar community banking philosophies and conservative, yet progressive, credit cultures.” Baylor also noted that, “Our board is very impressed with First Place’s strategic vision, and commitment to growth, diversification and earnings performance. We also believe that First Place’s stock will offer considerable upside potential over the next several years.”

The stock exchange ratio of 0.97 may be adjusted in certain circumstances should the average price of First Place’s stock, calculated over a period prior to closing, be greater than $16.80 or less than $11.20. Camco may terminate the merger if the average price is less than $11.20, though First Place shall have the option of increasing the exchange ratio in order to complete the transaction.

Based on the estimated $97.2 million deal value, which is calculated using a $14.00 market price for First Place common stock, the transaction equates to 119 percent of Camco’s year end 2007 tangible book value and a 2.7 percent core deposit premium. The transaction is expected to immediately contribute positively to First Place’s earnings per share, excluding one-time merger-related costs.

The transaction is expected to close in the fourth calendar quarter of 2008, pending regulatory approval, approval of the transaction by both First Place and Camco shareholders and satisfaction of other customary closing conditions. Camco’s directors have signed voting agreements regarding the merger. Pursuant to the merger agreement, Camco will reduce its quarterly dividend to a maximum of $0.075 per share in the quarters prior to closing. Further reductions to the dividend rate may be made based on Camco’s earnings and capital position.

First Place is represented in the transaction by its financial advisor, Austin Associates, LLC, and its legal advisor, Patton Boggs LLP. Camco is represented in this transaction by its financial advisor Stifel, Nicolaus & Company, Incorporated, and its legal advisor, Vorys, Sater, Seymour and Pease LLP.

Conference Call

On Wednesday, May 7, 2008 at 10:00 a.m., Eastern Daylight Time, a simultaneous webcast of a conference call with Steven R. Lewis, President and Chief Executive Officer, and David W. Gifford, Chief Financial Officer, of First Place will be available online at the Investor Relations page of First Place’s website at www.firstplacebank.com. Messrs. Lewis and Gifford will provide an overview of the Camco transaction to financial analysts. A detailed presentation of the Camco transaction will also be posted on the Investor Relations page of First Place’s website at www.firstplacebank.com, and may be downloaded prior to the webcast. The webcast is open to the public with both media and investors invited to listen via the internet. The conference call can be accessed by phone by dialing 877-407-0783 or 201-689-8564. The webcast can be accessed live at the company’s website, www.firstplacebank.com, along with the release and supporting financial information. The event will be archived on the First Place website for one month. In addition, the recorded version of the conference call can be accessed by phone from

12:00 p.m. May 7, 2008 through 11:59 p.m. May 14, 2008 by dialing 877-660-6853 Account# 286, ID # 284384. A replay of the call will also be available on First Place’s website for 7 days following the event.

About First Place Financial Corp.

First Place Financial Corp., a $3.4 billion financial services holding company based in Warren, Ohio, operates 45 retail locations, 2 business financial service centers and 20 loan production offices through the First Place Bank and Franklin Bank divisions of First Place Bank. Additional affiliates of First Place Financial Corp. include First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd.; TitleWorks Agency, LLC; and APB Financial Group, Ltd., an employee benefit-consulting firm and specialist in wealth management services for businesses and consumers. Information about First Place Financial Corp. may be found on the company’s website at www.firstplacebank.com.

About Camco Financial Corporation

Camco Financial Corporation, holding company of Advantage Bank, is a multi-state financial services holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliate, Camco Title Agency, offer relationship banking that includes commercial, small business and consumer financial services, internet banking and title insurance services from 23 offices in Ohio, Kentucky and West Virginia. Additional information about Camco Financial Corporation may be found on the Company’s websites at www.camcofinancial.com and www.advantagebank.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “expect,” “believe,” “intend,” “plan,” “estimate,” “may,” “should,” “will likely result,” “will continue,” “is anticipated,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those indicated in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in these forward looking statements: (1) the businesses of First Place and Camco may not be combined successfully or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with the governmental approvals of the merger; (5) the shareholders of First Place or Camco may fail to approve the merger; (6) changes in general economic conditions, which could affect the volume of loan originations, deposit flows and real estate values, credit quality trends; (7) changes in laws, regulations or policies by government or regulatory agencies, (8) fluctuations in interest rates, (9) change in the demand for loans in the market areas that First Place and Camco conduct their respective business, and (10) competition from other financial services companies in First Place’s and Camco’s markets. These statements include, but are not limited to, statements about First Place’s and Camco’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. First Place and Camco caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. First Place and Camco undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

This press release does not constitute an offer of securities by either Camco or First Place. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. The registration statement will contain a joint proxy statement/prospectus to be distributed to the shareholders of First Place and Camco in connection with their vote on the merger. SHAREHOLDERS OF FIRST PLACE AND CAMCO ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS, WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The information in this press release is not a substitute for the registration statement and any other documents First Place and Camco intend to file with the SEC.

The prospectus/joint proxy statement, and other documents filed or to be filed by First Place with the SEC, will be available free of charge at the SEC’s website (www.sec.gov) or from First Place by contacting David W. Gifford, Chief Financial Officer, First Place Financial Corp., 330-373-1221. The prospectus/joint proxy statement and other documents filed or to be filed by Camco will be available from Camco by contacting Richard C. Baylor, President and Chief Executive Officer, 740-435-2020.

Camco is currently not engaged in a solicitation of proxies from the security holders of Camco in connection with First Place’s proposed acquisition of Camco. If a proxy solicitation commences, Camco and its directors, executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies from the shareholders of Camco in connection with the proposed merger. Information about the directors and executive officers of Camco and their ownership of Camco common stock is set forth in the proxy statement, dated March 18, 2008, for Camco’s 2008 annual meeting of shareholders, as filed with the SEC, which is available on the SEC’s website (www.sec.gov) and at Camco’s address as set forth below. Copies of the proxy will be available from Camco by mailing Richard C. Baylor, President and Chief Executive Officer, Camco Financial Corporation, 6901 Glenn Highway, Cambridge, Ohio 43728, or by phone 740-435-2020. Additional information regarding the interests of such participants may be obtained by reading the joint proxy statement/prospectus when it becomes available.